  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 1998

  REGISTRATION NOS. 333-50985, 333-50985-01, 333-50985-02 AND 333-50985-03

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

MCKESSON CORPORATION                            DELAWARE                           94-3207296
MCKESSON FINANCING TRUST II                     DELAWARE                           94-6723899
MCKESSON FINANCING TRUST III                    DELAWARE                           94-6723900
MCKESSON FINANCING TRUST IV                     DELAWARE                           94-6723902
  (EXACT NAME OF REGISTRANT AS        (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER
    SPECIFIED IN ITS CHARTER)          INCORPORATION OR ORGANIZATION)         IDENTIFICATION NUMBER)

                                MCKESSON PLAZA
                                ONE POST STREET
                        SAN FRANCISCO, CALIFORNIA 94104
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                                NANCY A. MILLER
                    VICE PRESIDENT AND CORPORATE SECRETARY
                             MCKESSON CORPORATION
                        MCKESSON PLAZA, ONE POST STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                                (415) 983-8300
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------

                                  COPIES TO:

                 IVAN D. MEYERSON                                    GREGG A. NOEL
        VICE PRESIDENT AND GENERAL COUNSEL                   SKADDEN, ARPS, SLATE, MEAGHER
               MCKESSON CORPORATION                                    & FLOM LLP
         MCKESSON PLAZA, ONE POST STREET                   300 SOUTH GRAND AVENUE, SUITE 3400
         SAN FRANCISCO, CALIFORNIA 94104                     LOS ANGELES, CALIFORNIA 90071
                  (415) 983-8300                                     (213) 687-5000

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                                                       (Continued on next page)

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 89(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(Continued from previous page)
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
                                                         PROPOSED          PROPOSED
                                        AMOUNT            MAXIMUM           MAXIMUM          AMOUNT OF
     TITLE OF EACH CLASS OF              TO BE        OFFERING PRICE       AGGREGATE       REGISTRATION
   SECURITIES TO BE REGISTERED     REGISTERED(1)(2)     PER UNIT(3)     OFFERING PRICE        FEE(6)
-------------------------------------------------------------------------------------------------------
Senior debt securities, senior
 subordinated debt securities,
 subordinated debt securities and
 junior subordinated debt
 securities (collectively, "Debt
 Securities") of McKesson
 Corporation....................
Warrants of McKesson Corporation
 to purchase Debt Securities....
Warrants of McKesson Corporation
 to purchase Series Preferred
 Stock or Depositary Shares.....
Warrants of McKesson Corporation
 to purchase Common Stock.......
Series Preferred Stock of
 McKesson Corporation...........
Depositary Shares of McKesson
 Corporation....................
Common Stock of McKesson
 Corporation....................
Rights to Purchase Series A Pre-
 ferred Stock of McKesson Corpo-
 ration(4)......................
Stock Purchase Contracts of Mc-
 Kesson Corporation.............
Stock Purchase Units of McKesson
 Corporation....................
Prepaid Stock Purchase Contracts
 of McKesson Corporation........
Preferred Securities of McKesson
 Financing Trust II.............
Preferred Securities of McKesson
 Financing Trust III............
Preferred Securities of McKesson
 Financing Trust IV.............
Guarantees of Preferred
 Securities of McKesson Financing
 Trust II, McKesson Financing
 Trust III and McKesson Financing
 Trust IV by McKesson
 Corporation(5).................
                                     $750,000,000          100%          $750,000,000       $221,250.00
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

(1) Such indeterminate number or amount of Debt Securities, Warrants, Series Preferred Stock, Depositary Shares, Common Stock, Stock Purchase Contracts and Stock Purchase Units of McKesson Corporation and Preferred Securities of McKesson Financing Trust II, McKesson Financing Trust III and McKesson Financing Trust IV as may from time to time be issued at indeterminate prices. Debt Securities may be issued and sold to McKesson Financing Trust II, McKesson Financing Trust III and McKesson Financing Trust IV, in which event such Debt Securities may later be distributed to the holders of Preferred Securities.
(2) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial offering price for all securities of $750,000,000. In addition, this Registration Statement includes such presently indeterminate number of Offered Securities (as defined herein) as may be issuable from time to time upon conversion or exchange of the Offered Securities being registered hereunder.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and exclusive of accrued interest and dividends, if any.

(4) Associated with the Common Stock of McKesson Corporation are rights to purchase Series A Junior Participating Preferred Stock of McKesson Corporation (the "Series A Preferred Stock") that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events. No separate consideration will be received by the Company for the initial issuance of the rights to purchase the Junior Preferred Stock.
(5) McKesson is also registering under this registration statement all other obligations that it may have with respect to Preferred Securities issued by McKesson Financing Trust II, McKesson Financing Trust III and McKesson Financing Trust IV. No separate consideration will be received for any Guarantee or any other such obligations.

(6) Previously paid.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED JUNE 30, 1998

PROSPECTUS
                                  $750,000,000

                              MCKESSON CORPORATION

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS

                                  -----------

                          MCKESSON FINANCING TRUST II
                          MCKESSON FINANCING TRUST III
                          MCKESSON FINANCING TRUST IV
                              PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                              MCKESSON CORPORATION

                                  -----------

  McKesson Corporation ("McKesson" or the "Company") may offer and sell from time to time (i) its unsecured senior debt securities ("Senior Debt Securities"), unsecured senior subordinated debt securities ("Senior Subordinated Debt Securities"), unsecured subordinated debt securities ("Subordinated Debt Securities") or unsecured junior subordinated debt securities ("Junior Subordinated Debt Securities" and together with the Senior Debt Securities, Senior Subordinated Debt Securities and the Subordinated Debt Securities, the "Debt Securities"), consisting of debentures, notes or other evidences of indebtedness, (ii) shares of its Series Preferred Stock, par value $0.01 per share (the "Preferred Stock"), which may be represented by depositary shares as described herein, (iii) shares of its common stock, par value $0.01 per share (the "Common Stock") and any associated rights to purchase Series A Preferred Stock (as defined herein), (iv) warrants to purchase any of the foregoing Debt Securities, Preferred Stock and Common Stock (the "Warrants"),
(v) stock purchase contracts ("Stock Purchase Contracts") to purchase Common Stock or (vi) stock purchase units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and any of (x) the Debt Securities, (y) debt obligations of third parties, including U.S. Treasury Securities or
(z) Preferred Securities (as defined herein) of a McKesson Trust (as defined herein), securing the holder's obligation to purchase Common Stock under the Stock Purchase Contract. Such securities may be offered in one or more separate classes or series, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of sale and to be set forth in a supplement or supplements to this Prospectus (a "Prospectus Supplement"). Such securities may be sold for U.S. dollars, foreign denominated currency or currency units; amounts payable with respect to any such securities may likewise be payable in U.S. dollars, foreign denominated currency or currency units--in each case as the Company specifically designates.

  McKesson Financing Trust II, McKesson Financing Trust III and McKesson Financing Trust IV (each, a "McKesson Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer and sell, from time to time, preferred securities, which may be convertible into other securities of the Company, representing undivided beneficial interests in the assets of the respective McKesson Trust ("Preferred
                                                        (Continued on next page)

                                  -----------

  SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED SECURITIES.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION,  NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES COMMISSION
  PASSED   UPON   THE  ACCURACY   OR  ADEQUACY   OF  THIS   PROSPECTUS.   ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

               The date of this Prospectus is June   , 1998.

(Continued from previous page)

Securities"). The payment of periodic cash distributions ("Distributions") with respect to Preferred Securities of each of the McKesson Trusts out of monies held by the Institutional Trustee (as defined herein) of each of the McKesson Trusts and payments on liquidation of each McKesson Trust and on redemption of Preferred Securities of such McKesson Trust, will be guaranteed by the Company as and to the extent described herein (each, a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees." The Company's obligation under each Preferred Securities Guarantee is an unsecured obligation of the Company. The terms of the subordination, if any, of a Preferred Securities Guarantee will be set forth in the applicable Prospectus Supplement. Debt Securities may be issued and sold from time to time in one or more series by the Company to a McKesson Trust, or a trustee of such McKesson Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such McKesson Trust. The Debt Securities purchased by a McKesson Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such McKesson Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

  Specific terms of the particular Senior Debt Securities, Senior Subordinated Debt Securities, Subordinated Debt Securities, Junior Subordinated Debt Securities, Preferred Stock, Common Stock, rights to purchase Series A Preferred Stock, Warrants, Stock Purchase Contracts, Stock Purchase Units, Preferred Securities and the related Preferred Securities Guarantee, in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying Prospectus Supplement or Supplements, together with the terms of the offering of the Offered Securities, the initial price thereof and the net proceeds from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Offered Securities, certain terms thereof, including, where applicable, (i) in the case of Senior Debt Securities, Senior Subordinated Debt Securities, Subordinated Debt Securities and Junior Subordinated Debt Securities, the ranking as senior, senior subordinated, subordinated or junior subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price, maturity, interest rate (which may be fixed or variable), if any, the terms of any subordination to the other debt of the Company, the time and method of calculating interest payments, if any, the right of the Company, if any, to defer payments of interest on the Senior Subordinated Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities and the maximum length of such deferred period, time of payment of interest, if any, listing, if any, on a securities exchange, authorized denomination, any exchangeability, conversion, redemption, prepayment or sinking fund provisions, the currency or currencies or currency unit or units in which principal, premium, if any, or interest, if any, is payable, public offering price and any other specific terms of the Debt Securities; (ii) in the case of Preferred Stock, the specific designation, number of shares, purchase price and the rights, preferences and privileges thereof and any qualifications or restrictions thereon (including dividends, liquidation value, voting rights, terms for the redemption, conversion or exchange thereof and any other specific terms of the Preferred Stock), listing, if any, on a securities exchange and whether the Company has elected to offer the Preferred Stock in the form of depositary shares; (iii) in the case of Common Stock, the number of shares offered, the initial offering price, market price and dividend information; (iv) in the case of Warrants, the specific designation, the number, purchase price and terms thereof, any listing of the Warrants or the underlying securities on a securities exchange or any other terms in connection with the offering, sale and exercise of the Warrants, as well as the terms on which and the securities for which such Warrants may be exercised; (v) in the case of Stock Purchase Contracts, the designation and number of shares of Common Stock issuable thereunder, the purchase price of the Common Stock, the date or dates on which the Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof; (vi) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Debt Securities or debt obligations of third parties or Preferred Securities of a McKesson Trust securing the holders' obligation to purchase the Common Stock under the Stock Purchase Contracts, the ability of a holder of such Stock Purchase Units to settle early the underlying Stock Purchase Contract by delivering cash in exchange for the underlying collateral and, if applicable, whether the Company will issue to such holder a Prepaid Stock Purchase Contract as a result of such early settlement and the specific terms of the Prepaid Stock Purchase Contract and the terms of the offering and sale of such Stock

                                                       (continued on next page)

(continued from previous page)

Purchase Units; and (vii) in the case of Preferred Securities of a McKesson Trust, the specific designation, number of securities, liquidation amount per security, initial public offering price, and any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, voting rights, if any, terms for any conversion or exchange into other securities, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Debt Securities of the Company.

  The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate offering price to the public of the Offered Securities will be limited to $750,000,000. Any Prospectus Supplement relating to any Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable, to the Offered Securities.

                               ----------------

  The Company and/or each McKesson Trust may sell the Offered Securities directly, through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company and/or any McKesson Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to each series sold to or through underwriters will be named in the accompanying Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the public reference facilities of the regional offices in Chicago and New York. The addresses of these regional offices are as follows: 500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants (including McKesson) that file electronically with the Commission (at http://www.sec.gov). The Common Stock is listed on each of the New York Stock Exchange, Inc. (the "NYSE") and the Pacific Exchange, Inc. (the "PE"). Reports, proxy statements, and other information concerning the Company may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005 and at the offices of the PE at 301 Pine Street, San Francisco, California 94104.

  The Company and the McKesson Trusts have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement. In addition, certain documents filed by the Company with the Commission have been incorporated in this Prospectus by reference. See "Incorporation of Certain Documents by Reference." Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. For further information with respect to the Company, the McKesson Trusts and the securities offered hereby, reference is made to the Registration Statement, any applicable Prospectus Supplement and the documents incorporated herein and therein by reference.

  No separate financial statements of any of the McKesson Trusts have been included or incorporated by reference herein. The Company and the McKesson Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each McKesson Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) each of the McKesson Trusts is a special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than issuing Trust Securities (as defined herein) representing undivided beneficial interests in the assets of such McKesson Trust and investing the proceeds thereof in Debt Securities issued by the Company and
(iii) McKesson's obligations described herein and in any accompanying Prospectus Supplement under the Declaration (as defined herein) of a McKesson Trust, the Preferred Securities Guarantee with respect to the Preferred Securities issued by such McKesson Trust, the Debt Securities purchased by such McKesson Trust and the Indenture (as defined herein), taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities of such McKesson Trust. See "The McKesson Trusts," "Description of the Preferred Securities," "Description of the Preferred Securities Guarantees" and "Description of the Debt Securities." The McKesson Trusts are statutory business trusts formed under the laws of the State of Delaware. The Company, as of the date of this Prospectus, owns all of the beneficial interests in each McKesson Trust. Each holder of Preferred Securities of a McKesson Trust will be furnished annually with unaudited financial statements of such McKesson Trust as soon as available after the end of the McKesson Trust's fiscal year.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  There are hereby incorporated by reference in the Prospectus the following documents previously filed by the Company with the Commission pursuant to the Exchange Act:

  1. Annual Report on Form 10-K for the fiscal year ended March 31, 1998, filed on June 18, 1998.

  2. Current Reports on Form 8-K dated November 22, 1996 (as amended by Amendment No. 1 on Form 8-K/A, filed on January 21, 1997, as further amended by Amendment No. 2 on Form 8-K/A filed on April 28, 1997).

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in the Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person, including any beneficial owner to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such documents shall be directed to Nancy A. Miller, Vice President and Corporate Secretary, McKesson Corporation, McKesson Plaza, One Post Street, San Francisco, California 94104, (telephone
(415) 983-8300).

                               ----------------

  NO DEALER, SALESMAN OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY MCKESSON TRUST OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY OR ANY MCKESSON TRUST SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS

                                     PAGE
                                     ----
Available Information..............    4
Incorporation of Certain Documents
 by Reference......................    5
The Company........................    6
Risk Factors.......................    7
The McKesson Trusts................    8
Use of Proceeds....................   10
Ratios of Earnings to Fixed Charges
 and Earnings to Combined Fixed
 Charges and Preferred Stock
 Dividends.........................   10
Description of Debt Securities.....   10

                                     PAGE
                                     ----
Description of Capital Stock.......   18
Description of Depositary Shares...   22
Description of Warrants............   26
     Description of Preferred
 Securities........................   28
Description of Preferred Securities
 Guarantee.........................   29
Description of Stock Purchase
 Contracts and Stock Purchase
 Units.............................   32
Plan of Distribution...............   32
Legal Matters......................   34
Experts............................   34

                               ----------------

  Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "dollars" or "U.S.$").

                                  THE COMPANY

  McKesson is the leading health care supply management company in North America. The Company also develops and manages innovative marketing programs for pharmaceutical manufacturers and, through McKesson Water Products Company ("Water Products"), processes and markets pure drinking water.

  The Company's objective is to become the world leader in health care supply across the entire supply chain, from manufacturer to patient. The Company conducts its operations through two operating business segments: the Health Care Services segment and Water Products segment.

  The principal executive offices of the Company are located at McKesson Plaza, One Post Street, San Francisco, California 94104, and the telephone number is (415) 983-8300.

                                 RISK FACTORS

RISKS GENERALLY ASSOCIATED WITH ACQUISITIONS

  An element of the Company's growth strategy is to pursue strategic acquisitions that either expand or complement its business, and McKesson routinely reviews such potential acquisition opportunities. Acquisitions involve a number of special risks, including the diversion of management's attention to the assimilation of the operations from other business concerns, difficulties in the integration of operations and systems, delays or difficulties in opening and operating larger distribution centers in an integrated distribution network, the assimilation and retention of the personnel of the acquired companies, challenges in retaining the customers of the combined businesses and potential adverse short-term effects on operating results. In addition, the Company may require additional debt or equity financing for future acquisitions, which may not be available on terms favorable to the Company, if at all. The inability of the Company to successfully finance, complete and integrate strategic acquisitions in a timely manner could have an adverse impact on the Company's results of operations and its ability to effect a portion of its growth strategy.

CHANGING UNITED STATES HEALTH CARE ENVIRONMENT

  In recent years, the health care industry has undergone significant change driven by various efforts to reduce costs, including potential national health care reform, trends toward managed care, cuts in Medicare, consolidation of pharmaceutical and medical/surgical supply distributors and the development of large, sophisticated purchasing groups. This industry is expected to continue to undergo significant changes for the foreseeable future. Changes in governmental support of health care services, the method by which such services are delivered or the prices for such services, or other legislation or regulations governing such services or mandated benefits, or changes in pharmaceutical manufacturers' pricing or distribution policies, may have a material adverse effect on the Company's results of operations.

COMPUTER TECHNOLOGIES

  McKesson relies heavily on computer technologies to operate its business. As a result, McKesson continuously seeks to upgrade and improve its computer systems in order to provide better service to its customers and to support the Company's growth. McKesson has conducted an assessment of its computer systems and has begun to make the changes necessary to make its computer systems Year 2000 compliant. McKesson believes that with modifications to or replacements of its existing computer-based systems, it will be Year 2000 compliant by March 31, 1999, although the Company cannot provide any assurance in this regard. McKesson's systems rely in part on the computer-based systems of its trading partners. As part of the Company's assessment, an overview of certain of its trading partners' Year 2000 compliance strategies is being performed, and the Company plans to conduct extensive systems testing with such trading partners during calendar 1999. Nevertheless, if any trading partner or other entity upon which they rely failed to become Year 2000 compliant, McKesson could be adversely affected. The Company incurred approximately $7 million in fiscal 1998 and expects to incur between $10 and $15 million in each of the next two fiscal years in costs associated with modifications to the Company's existing systems to make them Year 2000 compliant and related testing, including planned testing with trading partners. Such costs are being expensed as incurred. Year 2000 project costs are difficult to estimate accurately, and the projected costs could change due to unanticipated technological difficulties, project vendor delays, and project vendor cost overruns. The inability of the Company to successfully complete its Year 2000 compliance project or to maintain computer systems that meet the Company's and its customers' needs could have an adverse effect on the Company.

                              THE MCKESSON TRUSTS

  Each of McKesson Financing Trust II, McKesson Financing Trust III and McKesson Financing Trust IV is a statutory business trust formed in April 1998 under the Delaware Business Trust Act (the "Business Trust Act") pursuant to
(i) separate declarations of trust executed by the Company, as sponsor and the MFT Trustees (as defined herein) of such McKesson Trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Declaration is qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of any Preferred Securities by a McKesson Trust, the holders thereof will own all of the issued and outstanding Preferred Securities of such McKesson Trust. The Company will acquire securities representing common undivided beneficial interests in the assets of each McKesson Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") in an amount equal to at least 3% of the total capital of such McKesson Trust and will own, directly or indirectly, all of the issued and outstanding Common Securities of each McKesson Trust. The Preferred Securities and the Common Securities of a McKesson Trust will rank pari passu with each other and will have equivalent terms; provided that (i) if a Declaration Event of Default under the Declaration of a McKesson Trust as defined therein occurs and is continuing, the holders of Preferred Securities of such McKesson Trust will have a priority over holders of the Common Securities of such McKesson Trust with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity and (ii) holders of Common Securities of such McKesson Trust have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace the MFT Trustees and to increase or decrease the number of MFT Trustees, subject to the right of holders of Preferred Securities, if so provided in the Prospectus Supplement, to appoint one additional Regular Trustee (as defined herein) of such McKesson Trust (a "Special Regular Trustee") in certain limited circumstances. Each McKesson Trust exists for the purpose of (a) issuing its Preferred Securities, (b) issuing its Common Securities to the Company, (c) investing the gross proceeds from the sale of the Trust Securities in Debt Securities of the Company and (d) engaging in such other activities as are necessary, convenient or incidental thereto. The rights of the holders of the Trust Securities, including economic rights, rights to information and voting rights, are set forth in the applicable Declaration, the Business Trust Act and the Trust Indenture Act.

  The number of trustees (the "MFT Trustees") of each McKesson Trust will initially be five. Three of such MFT Trustees (the "Regular Trustees") are persons who are employees or officers of or who are affiliated with the Company. The fourth trustee will be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). The fifth Trustee will be a financial institution that is unaffiliated with McKesson and will serve as institutional trustee (the "Institutional Trustee") under the Declaration and will act as indenture trustee under the Declaration for the purposes of compliance with the provisions of the Trust Indenture Act.

  The Institutional Trustee will, for the applicable McKesson Trust, hold title to the Debt Securities for the benefit of the holders of the Trust Securities and the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Debt Securities. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Debt Securities of a McKesson Trust for the benefit of the holders of the Trust Securities of that Trust. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Preferred Securities Guarantee Trustee (as defined herein) will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the direct or indirect holder of all of the Common Securities, will have the right to appoint, remove or replace any of the MFT Trustees (other than a Special Regular Trustee) and to increase or decrease the number of MFT Trustees. The Company will pay fees and expenses related to each McKesson Trust and the offering of the Trust Securities.

  The business address of each McKesson Trust is c/o McKesson Corporation, McKesson Plaza, One Post Street, San Francisco, California 94104, telephone number (415) 983-8300.

  The foregoing description summarizes the material terms of the Declaration and is qualified in its entirely by reference to the form of Declaration which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                                USE OF PROCEEDS

  Each McKesson Trust will use all proceeds received from the sale of its Trust Securities to purchase Debt Securities of the Company. Unless otherwise set forth in a Prospectus Supplement with respect to the proceeds from the sale of the particular Offered Securities to which such Prospectus Supplement relates, the net proceeds from the sale of the Offered Securities are expected to be used by the Company for general corporate purposes, including repayment or redemption of outstanding debt or preferred stock, the possible acquisition of related businesses or assets thereof, and working capital needs. The Company routinely reviews opportunities to acquire related businesses or assets thereof.

                    RATIOS OF EARNINGS TO FIXED CHARGES AND
       EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

  The following table sets forth the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the Company for the periods indicated:

                                                  FISCAL YEAR ENDED MARCH 31,
                                                -------------------------------
                                                1998  1997  1996  1995(3) 1994
                                                ----- ----- ----- ------- -----
   Ratio of Earnings to Fixed Charges(1)......  2.91x 1.53x 4.71x    --   3.42x
   Ratio of Earnings to Combined Fixed Charges
    and Preferred Stock Dividends(2)..........  2.91x 1.53x 4.71x    --   2.81x

--------

(1) The ratio of earnings to fixed charges was computed by dividing fixed charges (interest expense, the portion of rental expense under operating leases deemed by the Company to be representative of the interest factor and dividends on preferred securities of a subsidiary grantor trust) into earnings available for fixed charges (income from continuing operations plus taxes on income and fixed charges).
(2) The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing fixed charges and preferred stock dividends into earnings available for fixed charges.

(3) The ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends were less than 1.0x, (0.01x) in fiscal 1995. The deficiency in the ratio of earnings to fixed charges was $53.5 million, and the deficiency in the ratio of earnings to fixed charges and preferred stock dividends was $58.5 million.

                        DESCRIPTION OF DEBT SECURITIES

  The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the applicable Prospectus Supplement relating to such Debt Securities.

  The Debt Securities may be issued, from time to time, in one or more series, and will consist of either Senior Debt Securities, Senior Subordinated Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities under an Indenture, (the "Indenture") between the Company and a trustee (including any successor trustee and each person which is a trustee under the Indenture including, with respect to the Debt Securities of any series, the trustee with respect to the Debt Securities of such series, the "Trustee"). The Indenture will be in the form that has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, subject to such amendments or supplements as are adopted from time to time. The Indenture will be subject to and governed by certain provisions of the Trust Indenture Act. Prospective purchasers of the Debt Securities are referred to the Indenture and the Trust Indenture Act for a statement of such provisions. Capitalized terms used in this section which are not otherwise defined in this Prospectus shall have the meanings set forth in the Indenture. The following summaries of certain provisions of the Debt Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by express reference to, all the provisions of the Indenture, including the definitions therein of certain terms.

  The Debt Securities will be direct, unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series. Under the Indenture, the Company will have the ability to issue Debt Securities with terms different from those of Debt Securities previously issued.

  The applicable Prospectus Supplement or Prospectus Supplements relating to any Senior Subordinated Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities will set forth the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by the terms of such Debt Securities would be senior to such Debt Securities and any limitation on the issuance of additional senior indebtedness.

  Debt Securities may be issued as discount securities, which may be sold at a discount below their principal amount. These Debt Securities as well as other Debt Securities that are not issued at a discount below their principal amount, may, for United States federal income tax purposes, be deemed to have been issued with "original issue discount" ("OID") because of, among other things, certain interest payment characteristics. Special United States federal income tax considerations applicable to Debt Securities issued with original issue discount, including discount securities, will be described in more detail in any applicable Prospectus Supplement. In addition, special United States federal income tax considerations or other restrictions or terms applicable to any Debt Securities which are issuable in bearer form, offered exclusively to United States Aliens, denominated in a currency other than United States dollars or having certain other characteristics will be set forth in the Prospectus Supplement relating thereto.

  The applicable Prospectus Supplement or Prospectus Supplements will describe, among other things, the following terms of the Debt Securities offered thereby (the "Offered Debt Securities"): (i) the title of the Offered Debt Securities; (ii) any limit on the aggregate principal amount of the Offered Debt Securities; (iii) whether the Offered Debt Securities are to be issuable as registered securities or bearer securities or both and whether the Offered Debt Securities may be represented initially by a Debt Security in temporary or permanent global form, and if so, the initial Depositary (as defined herein) with respect to such temporary or permanent global Debt Security and whether, and the circumstances under which, beneficial owners of interests in any such temporary or permanent global Debt Security may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination; (iv) the price or prices at which the Offered Debt Securities will be issued; (v) the date or dates on which the principal of the Offered Debt Securities is payable or the method of determination thereof; (vi) the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on such Offered Debt Securities will be payable and the place or places where such Offered Debt Securities may be presented for transfer and, if applicable, conversion or exchange; (vii) the rate or rates at which the Offered Debt Securities will bear interest, or the method of calculating such rate or rates, if any, and the date or dates from which such interest, if any, will accrue; (viii) the stated maturities of installments of interest, if any, on which any interest on the Offered Debt Securities will be payable, and the record date for any interest payable on any Offered Debt Securities which are registered securities; (ix) the terms, if any, on which the Offered Debt securities of any series will be subordinated to other debt of the Company; (x) the right or obligation, if any, of the Company to redeem or purchase Offered Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, the conditions, if any, giving rise to such right or obligation, and the period or periods within which, and the price or prices at which and the terms and conditions upon which Offered Debt Securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such Offered Debt Securities; (xi) whether such Offered Debt Securities are convertible or exchangeable into other debt or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;
(xii) the currency or currencies, including composite currencies or currency units, of payment of principal of and interest, if any, on the Offered Debt Securities, if other than U.S. dollars, and, if other than U.S. dollars, whether the Offered Debt Securities may be satisfied and discharged other than as provided in the Indenture and whether the Company or the holders of any such Offered Debt Securities may elect to receive payments in respect of such Offered Debt Securities in a currency or currency units other than that in which such Offered Debt Securities are stated to be payable; (xiii) any terms applicable to such Offered Debt Securities issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which such original issue discount will accrue; (xiv) if the amount of payments of principal of and interest, if any, on the Offered Debt Securities is to be determined by reference to an index or formula, or based on a coin or currency or currency unit other than that in which the Offered Debt Securities are stated to be payable, the manner in which such amounts are to be determined and the calculation agent, if any, with respect thereto;
(xv) if other than the principal amount thereof, the portion of the principal amount of the Offered Debt Securities which will be payable upon declaration or acceleration of the maturity thereof pursuant to an Event of Default (as defined in the Indenture); (xvi) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Offered Debt Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein; (xvii) any special United States Federal income tax considerations applicable to the Offered Debt Securities; and (xviii) any other terms of the Offered Debt Securities not inconsistent with the provisions of the Indenture. The applicable Prospectus Supplement will also describe the following terms of any series of Senior Subordinated, Subordinated or Junior Subordinated Debt Securities offered hereby in respect of which this Prospectus is being delivered: (a) the rights, if any, to defer payments of interest on the Senior Subordinated, Subordinated or Junior Subordinated Debt Securities of such series by extending the interest payment period, and the duration of such extensions, and (b) the subordination terms of the Senior Subordinated, Subordinated or Junior Subordinated Debt Securities of such series. The foregoing is not intended to be an exclusive list of the terms that may be applicable to any Offered Debt Securities and shall not limit in any respect the ability of the Company to issue Debt Securities with terms different from or in addition to those described above or elsewhere in this Prospectus provided that such terms are not inconsistent with the Indenture. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Offered Debt Securities.

GLOBAL DEBT SECURITIES

  The registered Debt Securities of a series may be issued in the form of one or more fully registered global Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

  The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

  So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

  Payments of principal and premium, if any, and interest, if any, of Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owners of such Registered Global Security. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

  If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in a definitive form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

  Bearer Debt Securities of a series may also be issued in the form of one or more global Securities (a "Bearer Global Security") that will be deposited with a common depositary for Euroclear System and Cedel Bank, societe anonyme, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of Debt Securities in definitive form in exchange for a Bearer Global Security, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

SENIOR DEBT SECURITIES

  Payment of the principal of, premium, if any, and interest on Senior Debt Securities issued under the Indenture will rank pari passu with all other unsecured and unsubordinated debt of the Company.

SENIOR SUBORDINATED DEBT SECURITIES

  Payment of the principal of, premium, if any, and interest on Senior Subordinated Debt Securities issued under the Indenture will be junior in right of payment to the extent and in the manner set forth in the resolutions of the Board of Directors of the Company ("Board Resolutions") or certificate executed by an authorized officer of the Company ("Officer's Certificate") establishing such series of Senior Subordinated Debt Securities to all unsubordinated debt of the Company, including Senior Debt Securities.

SUBORDINATED DEBT SECURITIES

  Payment of the principal of, premium, if any, and interest on Subordinated Debt Securities issued under the Indenture will be subordinate and junior in right of payment to the extent and in the manner set forth in the Board Resolutions or the Officer's Certificate establishing such series of Subordinated Debt Securities to all Senior Debt and Senior Subordinated Debt of the Company.

JUNIOR SUBORDINATED DEBT SECURITIES

  Payment of the principal of, premium, if any, and interest on Junior Subordinated Debt Securities issued under the Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Board Resolutions or the Officer's Certificate establishing such series of Junior Subordinated Debt Securities to all Senior Debt Securities, Senior Subordinated Debt Securities, Subordinated Debt Securities and may be subordinate and junior in right of payment to all other debt of the Company.

CONVERSION OR EXCHANGE RIGHTS

  The terms and conditions, if any, on which Offered Debt Securities are convertible at the election of the holder of such Offered Debt Securities or may be exchanged at the election of the Company into Common Stock, Preferred Stock or any other security of the Company will be set forth in the Prospectus Supplement relating thereto. Such terms will include the conversion price, the conversion or exchange period, provisions as to whether conversion will be at the option of the holder or exchangeable at the option of the Company, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such Offered Debt Securities; and such terms may include provisions under which the number of shares of Common Stock to be received by the holders of the Offered Debt Securities would be calculated according to the market price of the Common Stock as of a time stated in the Prospectus Supplement.

SUCCESSOR CORPORATION

  The Indenture provides that the Company shall not consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to any person unless the Company shall be the continuing corporation, or the successor corporation or person to which such assets are transferred or leased shall be a corporation organized under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume the Company's obligations on the Debt Securities and under the Indenture, and immediately after giving effect to such transaction no Event of Default shall have occurred and be continuing, and certain other conditions are met. Upon assumption of the Company's obligations by a person to whom such assets are transferred or leased, subject to certain exceptions, the Company shall be discharged from all obligations under the Debt Securities and the Indenture.

  This covenant would not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation or transfer or lease of the Company's assets substantially as an entirety.

EVENTS OF DEFAULT

  An Event of Default is defined under the Indenture with respect to Debt Securities of each series as being: (a) default in payment of all or any part of the principal of, or premium, if any, on any Debt Securities of such series when due, either at maturity, upon any redemption, by declaration or otherwise; (b) default for 30 days in payment of any interest on any Debt Securities of such series; (c) default in payment of any sinking fund installment when due by the terms of the Debt Securities of such series; (d) default for 60 days after written notice as provided in the Indenture in the observance or performance of any other covenant or agreement in the Debt Securities of such series or in the Indenture, other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than such series; or (e) certain events of bankruptcy, insolvency or reorganization.

  The Indenture provides that (a) if an Event of Default due to the default in payment of principal, premium, if any, or interest on any series of Debt Securities, or due to the default in the performance or breach of any other covenant or agreement of the Company applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities of such series may declare the principal of all Debt Securities of such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all Debt Securities then outstanding or due to certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities then outstanding (treated as one class) may declare the principal of all such Debt Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal, premium, if any, or interest on such Debt Securities) by the holders of a majority in principal amount of the Debt Securities of such series (or of all series, as the case may be) then outstanding.

  The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee to act with the required standard of care, to be indemnified by the holders of Debt Securities requesting the Trustee to exercise any right or power under the Indenture before proceeding to exercise any such right or power at the request of such holders.

  The Indenture provides that no holder of Debt Securities of any series may institute any action against the Company under the Indenture (except actions for payment of overdue principal, premium, if any, or interest) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of such series then outstanding shall have requested such Trustee to institute such action and shall have offered the Trustee reasonable indemnity, such Trustee shall not have instituted such action within 60 days of such request and such Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of such series then outstanding.

  The Indenture contains a covenant that the Company will file annually with the Trustee a certificate of no default or a certificate specifying any default that exists.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

  The Company can discharge or decrease its obligations under the Indenture as set forth below.

  Under terms satisfactory to the applicable Trustee, the Company may discharge certain obligations to holders of any series of Debt Securities which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or U.S. Government Obligations (as defined in the Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on such Debt Securities.

  The Company may also discharge any and all of its obligations to holders of any series of Debt Securities at any time ("defeasance"), but may not thereby avoid its duty to register the transfer or exchange of such series of Debt Securities, to replace any temporary, mutilated, destroyed, lost or stolen series of Debt Securities or to maintain an office or agency in respect of such series of Debt Securities. Under terms satisfactory to the Trustee, the Company may instead be released with respect to any outstanding series of Debt Securities from the obligations imposed by any covenants imposed by a series of Debt Securities, certain provisions of the Indenture and omit to comply with such covenants without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things: (i) the Company irrevocably deposits with the Trustee cash or U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding Debt Securities of such series and (ii) the Company delivers to the Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter such holders' United States Federal income tax treatment of principal, premium and interest payments on such series of Debt Securities. In the case of a defeasance, such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after June 30, 1998, since such a result would not occur under then current tax law.

MODIFICATION OF THE INDENTURE

  The Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (a) secure any Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of the Company, (c) add covenants for the protection of the holders of Debt Securities, (d) cure any ambiguity or correct any inconsistency in the Indenture, (e) establish the forms or terms of Debt Securities of any series and (f) evidence the acceptance of appointment by a successor trustee.

  The Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of Debt Securities of all series then outstanding and affected (voting as one class), to add any provisions to, or change in any manner, eliminate or waive any of the provisions of, the Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the final maturity of any Debt Security, or reduce the principal amount thereof or premium thereon, if any, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (other than as otherwise may be provided with respect to such series), premium, if any, or interest thereon is payable or reduce the amount of the principal of any Debt Security issued with original issue discount that is payable upon acceleration or provable in bankruptcy or alter certain provisions of the Indenture relating to the Debt Securities not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Debt Security when due or (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series, the consent of the holders of which is required for any such modification.

CONCERNING THE TRUSTEE

  The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. If there are different Trustees for different series of Debt Securities, each Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee thereunder, and except as otherwise indicate herein or a Prospectus Supplement, any action described herein taken by a Trustee may be taken by such Trustee only with respect to the one or more series of Debt Securities for which it is the Trustee under the Indenture. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities. All payments of principal of, premium, if any, and interest on and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the Debt Securities) of, the Debt Securities will be effected by the Trustee at an office designated by the Trustee in New York, New York.

  The Indenture contains certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict or resign.

  In case of any conflicting interest relating to any Trustee's duties with respect to the Debt Securities, such Trustee shall either eliminate such conflicting interest or, except as otherwise provided in the Trust Indenture Act, resign.

  The holders of a majority in principal amount of any series of Debt Securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to such series of Debt Securities, provided that such direction would not conflict with any rule of law or with the Indenture, would not be unduly prejudicial to the rights of another holder of the Debt Securities, and would not involve any Trustee in personal liability. The Indenture provides that in case an Event of Default shall occur and be known to any Trustee (and not be cured), such Trustee will be required to use the degree of care of a prudent person in the conduct of his or her own affairs in the exercise of its power. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Debt Securities, unless they shall have offered to the Trustee security and indemnity satisfactory to it.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, STOCKHOLDERS OR INCORPORATORS

  The Indenture will provide that no past, present or future director, officer, employee, stockholder or incorporator of the Company or any successor corporation shall have any liability for any obligations of the Company under the Debt Securities or the Indenture or for any claim based on, in respect or, or by reason of such obligations or their creation, by reason of such person's or entity's status as such director, officer, stockholder or incorporator.

GOVERNING LAW

  The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

                         DESCRIPTION OF CAPITAL STOCK

  The following descriptions of the Company's capital stock and of certain provisions of Delaware law do not purport to be complete and are subject to and qualified in their entirety by reference to the Company's Restated Certificate of Incorporation (the "Certificate") and Restated By-Laws (the "By-Laws") and Delaware law, and, with respect to certain rights of holders of shares of Common Stock, the Rights Agreement (as defined herein). Copies of such documents have been filed with the Commission and are filed as exhibits to the Registration Statement of which this Prospectus is a part.

  As of the date hereof, the capital stock of the Company consists of 200,000,000 authorized shares of Common Stock and 100,000,000 authorized shares of Preferred Stock.

COMMON STOCK

  As of June 1, 1998, there were 94,929,952 shares of Common Stock issued and outstanding.

  The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Company's Board of Directors (the "Board") may from time to time determine. The shares of Common Stock are neither redeemable nor convertible, and the holders thereof have no preemptive or subscription rights to purchase any securities of the Company. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive the assets of the Company which are legally available for distribution, after payment of all debts, other liabilities and any liquidation preferences of outstanding Preferred Stock. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting.

  In February 1997, McKesson Financing Trust issued an aggregate of 4,123,720 5% Trust Convertible Preferred Securities (each, a "Trust Security"). Each Trust Security is convertible into Common Stock at any time prior to the close of business on the business day prior to June 1, 2027 (or prior to the date of redemption of the Trust Security), at the option of the holder, at the rate of
1.3418 shares of Common Stock for each Trust Security (equivalent to a conversion price of $37.26 per share of Common Stock), subject to adjustment in certain circumstances.

PREFERRED STOCK

  As of the date hereof, there were no shares of Preferred Stock issued and outstanding. The Board is authorized to issue the Preferred Stock in classes or series and to fix the designations, preferences, qualifications, limitations, or restrictions of any class or series with respect to the rate and nature of dividends, the price and terms and conditions on which shares may be redeemed, the amount payable in the event of voluntary or involuntary liquidation, the terms and conditions for conversion or exchange into any other class or series of the stock, voting rights and other terms. Of the Preferred Stock, 10,000,000 shares have been designated Series A Junior Participating Preferred Stock (the "Series A Preferred Stock") and reserved for issuance pursuant to the Company's Rights Agreement.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS

  The Certificate and By-Laws of the Company contain certain provisions that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

  Pursuant to the Certificate, the Board is divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of any class or series of capital stock of the Company entitled to vote generally in the election of directors. Vacancies and newly created directorships on the Board may be filled only by a majority of the remaining directors or by the plurality vote of the stockholders.

  The Certificate also provides that any action required or permitted to be taken by the holders of Common Stock may be effected only at an annual or special meeting of such holders, and that stockholders may act in lieu of such meetings only by unanimous written consent. The By-Laws provide that special meetings of holders of Common Stock may be called only by the Chairman or the President of the Company or the Board. Holders of Common Stock are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders.

  The By-Laws establish an advance notice procedure for the nomination, other than by or at the direction of the Board, of candidates for election as directors as well as for other stockholder proposals to be considered at annual meetings of stockholders. In general, notice of intent to nominate a director or raise business at such meetings must be received by the Company not less than 60 nor more than 90 days prior to the date of the annual meeting and must contain certain specified information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

  The Certificate also provides that certain provisions of the By-Laws may only be amended by the affirmative vote of the holders of 75% of the shares of the Company outstanding and entitled to vote. The Certificate also provides that, in addition to any affirmative vote required by law, the affirmative vote of holders of 80% of the voting stock of the Company and two-thirds of the voting stock other than voting stock held by an interested stockholder shall be necessary to approve certain business combinations proposed by an interested stockholder.

  The foregoing summary is qualified in its entirety by the provisions of the Certificate and By-Laws, copies of which have been filed with the Commission.

RIGHTS PLAN

  Pursuant to the Company's Rights Agreement, the Board declared a dividend distribution of one right (a "Right") for each outstanding share of Common Stock to stockholders of record of the Company at November 1, 1994 (the "Record Date"). As a result of the two-for-one stock split effective January 2, 1998, each share of the Common Stock has attached to it one-half of a Right. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share of Series A Preferred Stock at a purchase price of $100 per unit. The Rights expire on October 21, 2004, unless redeemed earlier by the Board. The terms of the Rights are set forth in a Rights Agreement between the Company and a Rights Agent (the "Rights Agreement"), a copy of which is filed with the Commission. The following summary outlines certain provisions of the Rights Agreement and is qualified by reference to the full text of the form of the Rights Agreement.

  The Rights are attached to all Common Stock certificates representing shares outstanding at the Record Date and shares issued between the Record Date and the Distribution Date (as defined herein), and no separate rights certificates (the "Rights Certificates") have been distributed. The Rights will separate from the Common Stock, separate Rights Certificates will be issued and a distribution date (the "Distribution Date") will occur upon the earlier to occur of (i) ten business days following the date of a public announcement that there is an Acquiring Person (as defined herein) (such date, the "Stock Acquisition Date"), (ii) ten business days (or such later date as the Board may determine) following commencement of a tender or exchange offer that would result in the offeror beneficially owning 15% or more of the Common Stock or
(iii) ten business days after the Board determines that the ownership of 10% or more of the Company's outstanding Common Stock by a person is (A) intended to cause the Company to repurchase the Common Stock beneficially owned by such person or (B) is causing, or is reasonably likely to cause, a material adverse impact on the Company.

  The term "Acquiring Person" means any person who, together with affiliates and associates, acquires beneficial ownership of shares of Common Stock representing 15% or more of the Common Stock, but shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of such plan.

  In the event that a person becomes an Acquiring Person (except pursuant to an offer for all outstanding shares of Common Stock which the independent directors determine to be fair to and otherwise in the best interests of the Company and its stockholders), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a calculated value equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of such event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person and certain related persons and transferees will be null and void. However, Rights are not exercisable following the occurrence of such event until such time as the Rights are no longer redeemable as set forth below.

  At any time prior to the tenth day following the Stock Acquisition Date, the Company may redeem the Rights, in whole, but not in part, at a price of $.01 per Right.

  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including without limitation, the right to vote or to receive dividends.

  In general, the Rights Agreement may be amended by the Board (i) prior to the Distribution Date in any manner, and (ii) on or after the Distribution Date in certain respects including (a) to shorten or lengthen at any time period and (b) in a manner not adverse to the interests of Rights holders. However, amendments extending the redemption period must be made while the Rights are still redeemable.

  The Rights have certain anti-takeover effects and will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board. The Rights should not interfere with any merger or other business combination approved by the Board, since the Board may redeem the Rights as provided above.

SECTION 203 OF DELAWARE GENERAL CORPORATION LAW

  The Company is subject to the "business combination" statute of the Delaware General Corporation Law (Section 203). In general, such statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless (i) such transaction is approved by the board of directors prior to the date the interested stockholder obtains such status, (ii) upon consummation of such transaction, the "interested stockholder" beneficially owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder." A "business combination" includes mergers, asset sales and other transactions resulting in financial benefit to the "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) beneficially 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

  The Company's authorized but unissued shares of Common Stock and Preferred Stock may be issued without additional stockholder approval and may be utilized for a variety of corporate purposes, including future offerings to raise additional capital or to facilitate corporate acquisitions.

  The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to the holders of Common Stock or could adversely affect the rights and powers, including voting rights, of the holders of the Common Stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the Common Stock.

  One of the effects of the existence of unissued and unreserved Common Stock or Preferred Stock may be to enable the Board to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company.

  The Company plans to issue additional shares of Common Stock (i) in connection with its employee benefit plans and (ii) upon conversion of the Trust Securities. The Company does not currently have any plans to issue shares of Preferred Stock, although, 10,000,000 shares of Series A Preferred Stock have been designated pursuant to the Company's Rights Agreement.

LIMITATION OF DIRECTORS LIABILITY

  The Certificate contains a provision that limits the liability of the Company's directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law. Such limitation does not, however, affect the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or purchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the directors and officers of the Company have indemnification protection.

                       DESCRIPTION OF DEPOSITARY SHARES

GENERAL

  The following description sets forth certain general terms and provisions of the Depositary Shares to which any Prospectus Supplement may relate. The particular terms of the Depositary Shares to which any Prospectus Supplement may relate and the extent, if any, to which such general provisions may apply to the Depositary Shares so offered will be described in the applicable Prospectus Supplement.

  The Company may, at its option, elect to offer fractional shares of the Preferred Stock of a series, rather than full shares of the Preferred Stock of such series. In the event such option is exercised, the Company will issue receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

  The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") among the Company, a depositary to be named in the applicable Prospectus Supplement (the "Preferred Stock Depositary"), and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the Deposit Agreement, each holder of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, subscription and liquidation rights).

  The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of the related series of Preferred Stock.

  The following summary of certain provisions of the Depositary Shares and Deposit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the Deposit Agreement, including the definitions therein of certain terms. The forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

  Immediately following the issuance of shares of a series of Preferred Stock by the Company, the Company will deposit such shares with the Preferred Stock Depositary, which will then issue and deliver the Depositary Receipts to the purchasers thereof. Depositary Receipts will only be issued evidencing whole Depositary Shares. A Depositary Receipt may evidence any number of whole Depositary Shares.

  Pending the preparation of definitive engraved Depositary Receipts, the Preferred Stock Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and such temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the related series of Preferred Stock to the record holders of Depositary Shares relating to such series of Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

  In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto in proportion to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines that such distribution cannot be made proportionately among such holders or that it is not feasible to make such distributions, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper.

  The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by the Company or the Preferred Stock Depositary on account of taxes or other governmental charges.

CONVERSION AND EXCHANGE

  If any Preferred Stock underlying the Depositary Shares is subject to provisions relating to its conversion or exchange as set forth in the Prospectus Supplement relating thereto, each record holder of Depositary Shares will have the right or obligation to convert or exchange such Depositary Shares pursuant to the terms thereof.

REDEMPTION OF DEPOSITARY SHARES

  If a series of the Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from any redemption, in whole or in part, of such series of the Preferred Stock held by the Preferred Stock Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. If the Company redeems shares of a series of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as determined by the Company.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption, upon surrender to the Preferred Stock Depositary of the Depositary Receipts evidencing such Depositary Shares. Any funds deposited by the Company with the Preferred Stock Depositary for any Depositary Shares that the holders thereof fail to redeem will be returned to the Company after a period of two years from the date such funds are so deposited.

VOTING THE PREFERRED STOCK

  Upon receipt of notice of any meeting at which the holders of any series of the Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the related series of Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of the series of Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, provided the Preferred Stock Depositary receives such instructions sufficiently in advance of such meeting to enable it to so vote or cause to be voted the shares of Preferred Stock, and the Company will agree to take all reasonable action that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

RECORD DATE

  Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the Preferred Stock, or (ii) the Preferred Stock Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or of the mandatory conversion of or any election on the part of the Company to call for the redemption of any Preferred Stock, the Preferred Stock Depositary shall in each such instance fix a record date (which shall be the same as the record date for the Preferred Stock) for the determination of the holders of Depositary Receipts
(x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.


AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

  The form of Depositary Receipt and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "Charges of Preferred Stock Depositary"), or which otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts until the expiration of 30 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Receipts.

  Whenever so directed by the Company, the Preferred Stock Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Preferred Stock Depositary may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Preferred Stock Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the Preferred Stock Depositary thereafter will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Preferred Stock Depositary will continue (i) to collect dividends on the Preferred Stock and any other distributions with respect thereto and (ii) to deliver the Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for Depositary Receipts surrendered. At any time after the expiration of two years from the date of termination, the Preferred Stock Depositary may sell the Preferred Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered.

CHARGES OF PREFERRED STOCK DEPOSITARY

  The Company will pay all charges of the Preferred Stock Depositary including charges in connection with the initial deposit of the Preferred Stock, the initial issuance of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which Preferred Stock is entitled to vote, withdrawals of the Preferred Stock by the holders of Depositary Receipts or redemption or conversion of the Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts or persons depositing Preferred Stock.

MISCELLANEOUS

  The Preferred Stock Depositary will make available for inspection by holders of Depositary Receipts at its corporate office and its New York office, all reports and communications from the Company which are delivered to the Preferred Stock Depositary as the holder of Preferred Stock.

  Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Preferred Stock Depositary under the Deposit Agreement are limited to performing its duties thereunder without negligence or bad faith. The obligations of the Company under the Deposit Agreement are limited to performing its duties thereunder in good faith. Neither the Company nor the Preferred Stock Depositary is obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

  The Preferred Stock Depositary may resign at any time or be removed by the Company, effective upon the acceptance by its successor of its appointment; provided, that if a successor Preferred Stock Depositary has not been appointed or accepted such appointment within 45 days after the Preferred Stock Depositary has delivered a notice of election to resign to the Company, the Preferred Stock Depositary may terminate the Deposit Agreement. See "Amendment and Termination of Deposit Agreement" above.

                            DESCRIPTION OF WARRANTS

GENERAL

  The Company may issue Warrants for the purchase of (i) Debt Securities ("Debt Warrants") or (ii) Preferred Stock or Common Stock ("Stock Warrants").

  The Warrants will be issued under Warrant Agreements (as defined herein) to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all to be set forth in the applicable Prospectus Supplement relating to any or all Warrants in respect of which this Prospectus is being delivered. Copies of the form of agreement for each Warrant (each a "Debt Securities Warrant Agreement" or "Stock Warrant Agreement," as the case may be, or collectively the "Warrant Agreements"), including the forms of certificates representing the Warrants ("Debt Warrant Certificates" or "Stock Warrant Certificates," as the case may be, or collectively, the "Warrant Certificates") reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

  The following description sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants to which any Prospectus Supplement may relate and the extent, if any, to which such general provisions may apply to the Warrants so offered will be described in the applicable Prospectus Supplement. The following summary of certain provisions of the Warrants, Warrant Agreements and Warrant Certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the Warrant Agreements and Warrant Certificates, including the definitions therein of certain terms.

DEBT WARRANTS

  General. Reference is made to the applicable Prospectus Supplement for the terms of Debt Warrants in respect of which this Prospectus is being delivered, the Debt Securities Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following: (i) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants and the procedures and conditions relating to the exercise of such Debt Warrants; (ii) the designation and terms of any related Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security; (iii) the date, if any, on and after which such Debt Warrants and any related Offered Securities will be separately transferable; (iv) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (v) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire;
(vi) a discussion of the material United States federal income tax considerations applicable to the ownership or exercise of Debt Warrants; (vii) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; (viii) call provisions of such Debt Warrants, if any; and (ix) any other terms of the Debt Warrants.

  Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the Debt Securities purchasable upon such exercise.

  Exercise of Debt Warrants. Each Debt Warrant will entitle the holder to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Debt Warrants offered thereby. Unless otherwise specified in the applicable Prospectus Supplement, Debt Warrants may be exercised at any time up to 5:00 p.m.,

New York City time, on the expiration date set forth in the applicable Prospectus Supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised Debt Warrants will become void.

  Debt Warrants may be exercised as set forth in the applicable Prospectus Supplement relating to the Debt Warrants. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

STOCK WARRANTS

  General. Reference is made to the applicable Prospectus Supplement for the terms of Stock Warrants in respect of which this Prospectus is being delivered, the Stock Warrant Agreement relating to such Stock Warrants and the Stock Warrant Certificates representing such Stock Warrants, including the following: (i) the type and number of shares of Preferred Stock or Common Stock purchasable upon exercise of such Stock Warrants and the procedures and conditions relating to the exercise of such Stock Warrants; (ii) the date, if any, on and after which such Stock Warrants and related Offered Securities will be separately tradeable; (iii) the offering price of such Stock Warrants, if any; (iv) the initial price at which such shares may be purchased upon exercise of Stock Warrants and any provision with respect to the adjustment thereof; (v) the date on which the right to exercise such Stock Warrants shall commence and the date on which such right shall expire; (vi) a discussion of the material United States federal income tax considerations applicable to the ownership or exercise of Stock Warrants; (vii) call provisions of such Stock Warrants, if any; (viii) any other terms of the Stock Warrants (ix) anti-dilution provisions of the Stock Warrants, if any and; (x) information relating to any Preferred Stock purchasable upon exercise of such Stock Warrants.

  Stock Warrant Certificates will be exchangeable for new Stock Warrant Certificates of different denominations and Stock Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Stock Warrants, holders of Stock Warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise, and will not be entitled to any dividend payments on such capital stock purchasable upon such exercise.

  Exercise of Stock Warrants. Each Stock Warrant will entitle the holder to purchase for cash such number of shares of Preferred Stock or Common Stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Stock Warrants offered thereby. Unless otherwise specified in the applicable Prospectus Supplement, Stock Warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable Prospectus Supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised Stock Warrants will become void.

  Stock Warrants may be exercised as set forth in the applicable Prospectus Supplement relating thereto. Upon receipt of payment and the Stock Warrant Certificates properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, forward a certificate representing the number of shares of capital stock purchasable upon such exercise. If less than all of the Stock Warrants represented by such Stock Warrant Certificate are exercised, a new Stock Warrant Certificate will be issued for the remaining amount of Stock Warrants.

                      DESCRIPTION OF PREFERRED SECURITIES

  Each McKesson Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each McKesson Trust authorizes the Regular Trustees of such McKesson Trust to issue on behalf of such McKesson Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the related Declaration or made part of such Declaration by the Trust Indenture Act or the Business Trust Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of a McKesson Trust for specific terms, including (i) the specific designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such McKesson Trust, (iii) the annual distribution rate (or method of calculation thereof) for Preferred Securities issued by such McKesson Trust, the date or dates upon which such distributions shall be payable and the record date or dates for the payment of such distributions,
(iv) whether distributions on Preferred Securities issued by such McKesson Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such McKesson Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such McKesson Trust to the holders of Preferred Securities of such McKesson Trust upon voluntary or involuntary dissolution, winding up or termination of such McKesson Trust, (vi) the obligation or right, if any, of such McKesson Trust to purchase or redeem Preferred Securities issued by such McKesson Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such McKesson Trust shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right, (vii) the voting rights, if any, of Preferred Securities issued by such McKesson Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more McKesson Trusts, or of both, as a condition to specified actions or amendments to the Declaration of such McKesson Trust, (viii) the terms and conditions, if any, upon which Preferred Securities issued by such McKesson Trust may be converted by the holder thereof or exchanged at the election of the Company into Common Stock, Preferred Stock or any other securities of the Company, including the conversion price per share and the circumstances, if any, under which such conversion right will expire, (ix) the terms and conditions, if any, upon which the Debt Securities may be distributed to holders of the Preferred Securities, (x) if applicable, any securities exchange upon which the Preferred Securities shall be listed, and (xi) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such McKesson Trust consistent with the Declaration of such McKesson Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company as and to the extent set forth below under "Description of the Preferred Securities Guarantee." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

  In connection with the issuance of Preferred Securities, each McKesson Trust will issue one series of Common Securities. The Declaration of each McKesson Trust authorizes the Regular Trustees of such trust to issue on behalf of such McKesson Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a McKesson Trust will be substantially identical to the terms of the Preferred Securities issued by such McKesson Trust and the Common Securities will rank pari passu, and payments will be made thereon on a pro rata basis with the Preferred Securities except that if a Declaration Event of Default occurs and is continuing, the rights of the holders of such Common Securities to payments in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities issued by a McKesson Trust will also carry the right to vote and to appoint, remove or replace any of the MFT Trustees (other than a Special Regular Trustee) of that McKesson Trust. All of the Common Securities of a McKesson Trust will be directly or indirectly owned by the Company.

                 DESCRIPTION OF PREFERRED SECURITIES GUARANTEE

  Set forth below is a summary of information concerning the Preferred Securities Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of the Preferred Securities of each McKesson Trust. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to the respective Preferred Securities Guarantee, a form of which has been attached as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Preferred Securities Guarantee incorporates by reference the terms of the Trust Indenture Act. The trustee of each Preferred Securities Guarantee (the "Preferred Securities Guarantee Trustee") will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities of that McKesson Trust.

GENERAL

  Pursuant to and to the extent set forth in each Preferred Securities Guarantee, the Company will agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities of the applicable McKesson Trust (except to the extent paid by that McKesson Trust), as and when due, regardless of any defense, right of set off or counterclaim which the McKesson Trust may have or assert, the following payments (the "Preferred Securities Guarantee Payments"), without duplication: (i) all accrued and unpaid distributions that are required to be paid on the Preferred Securities to the extent the McKesson Trust has funds available therefor, (ii) the redemption price, if any, plus accrued and unpaid distributions with respect to any such Preferred Securities called for redemption by the McKesson Trust, to the extent the McKesson Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the McKesson Trust (other than in connection with the distribution of the Debt Securities held by the McKesson Trust to its holders of Preferred Securities or the redemption of all the Preferred Securities of the McKesson Trust), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment to the extent that McKesson Trust has funds available therefor and (b) the amount of assets of the McKesson Trust remaining available for distribution to holders of its Preferred Securities then outstanding upon the liquidation of the McKesson Trust. If the Company were to default on its obligation to pay amounts payable on the Debt Securities held by a McKesson Trust, that McKesson Trust would lack available funds for the payment of distributions or amounts payable on redemption of its Preferred Securities or otherwise, and in such event holders of those Preferred Securities would not be able to rely upon the Preferred Securities Guarantee for payment of such amounts. Instead, a holder of such Preferred Securities would be required to rely on the enforcement (i) by the Institutional Trustee of its rights, as registered holder of the Debt Securities, against the Company pursuant to the terms of the Debt Securities or (ii) by such holder of Preferred Securities of its rights against the Company to enforce payments on Debt Securities. Each Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the applicable Preferred Securities Guarantee, including the subordination provisions thereof.

  The Preferred Securities Guarantee will not apply to any payment of distributions or redemption price, if any, or to payments upon the dissolution, winding-up or termination of the related McKesson Trust, except to the extent that McKesson Trust shall have funds available therefor. If the Company does not make interest payments on the Debt Securities held by a McKesson Trust, that McKesson Trust will not pay distributions on its Preferred Securities and will not have funds available therefor. A Preferred Securities Guarantee, when taken together with the Company's obligations under the related Debt Securities and Declaration and the Indenture, including its obligations to pay costs, expenses, debts and liabilities of that McKesson Trust (other than with respect to the Trust Securities) will provide a full and unconditional guarantee by the Company of payments due on the Preferred Securities of that McKesson Trust. The terms of the subordination, if any, of a Preferred Securities Guarantee will be set forth in the applicable Prospectus Supplement.

  The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of each McKesson Trust with respect to its Common Securities (the "Common Securities Preferred Securities Guarantee") to the same extent as the related Preferred Securities Guarantee, except that upon the occurrence and during the continuation of a Declaration Event of Default with respect to the Debt Securities held by the

McKesson Trust, the holders of its Preferred Securities shall have priority over the holders of the Common Securities with respect to the Preferred Securities Guarantee Payments.

CERTAIN COVENANTS OF THE COMPANY

  In each Preferred Securities Guarantee, the Company will covenant that, so long as any of the related Preferred Securities remain outstanding, if (i) the Company has exercised its option to defer interest payments on the related Debt Securities by extending the interest payment period and such extension period, or any extension thereof, shall be continuing, (ii) the Company shall be in default with respect to its payment or other obligations under the Preferred Securities Guarantee or (iii) there shall have occurred and be continuing a Declaration Event of Default or any event that, with the giving of notice or lapse of time or both, would constitute a Declaration Event of Default, then the Company shall not (a) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the related Debt Securities or make any guarantee payment with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the related Debt Securities (other than (i) as a result of a reclassification of the Company capital stock or the exchange or conversion of one class or series of the Company capital stock for another class or series of the Company capital stock, (ii) the purchase of fractional interests in shares of the Company capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted into or exchanged for capital stock of the Company, (iii) dividends or distributions in Common Stock, (iv) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (v) payments under the Preferred Securities Guarantee, (vi) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees and (vii) obligations under any dividend reinvestment and stock purchase plans).

  As part of each Preferred Securities Guarantee, the Company will agree that it will honor all obligations relating to the conversion of the Preferred Securities into, as the case may be, Common Stock, Preferred Stock or other securities of the Company.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes that do not materially and adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), a Preferred Securities Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the related Preferred Securities then outstanding. All guarantees and agreements contained in each Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity the Company may not assign its rights or delegate its obligations under any Preferred Securities Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the related Preferred Securities then outstanding.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEE

  Each Preferred Securities Guarantee will terminate as to each holder of Preferred Securities with respect to a McKesson Trust upon (i) full payment of the redemption price, if any, and accrued and unpaid distributions with respect to all related Preferred Securities, (ii) distribution of the Debt Securities held by the McKesson Trust to the holders of its Preferred Securities, (iii) full payment of the amounts payable under its Declaration upon liquidation of the McKesson Trust, or (iv) the distribution of the underlying securities to the holder thereof upon any conversion or exchange of such holder's Preferred Securities into the designated security, and will terminate completely upon full payment of the amounts payable in accordance with the applicable Declaration. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related Preferred Securities must restore payment of any sum paid under such Preferred Securities or the Preferred Securities Guarantee.

EVENTS OF DEFAULT

  An event of default under a Preferred Securities Guarantee will occur upon
(a) the failure of the Company to perform any of its payment or other obligations thereunder or (b) if applicable, the failure by the Company to deliver the designated securities upon an appropriate election by the holder or holders of related Preferred Securities to convert or exchange the Preferred Securities into such designated security.

  The holders of a majority in liquidation amount of Preferred Securities then outstanding relating to the Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Securities Guarantee Trustee under the related Preferred Securities. If the Preferred Securities Guarantee Trustee fails to enforce the Preferred Securities Guarantee, any holder of the related Preferred Securities may institute a legal proceeding directly against the Company to enforce the Preferred Securities Guarantee Trustee's rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against the McKesson Trust, the Preferred Securities Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Preferred Securities Guarantee Payment, the related holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Preferred Securities Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against each McKesson Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE PREFERRED SECURITIES GUARANTEE; SUBORDINATION

  The Preferred Securities Guarantee will constitute an unsecured obligation of the Company and will rank in right of payment to all other liabilities of the Company in the manner set forth in the applicable Prospectus Supplement. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions, if any, and other terms of the Preferred Securities Guarantee relating thereto.

  The Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity). The Preferred Securities Guarantee does not place a limitation on the amount of additional indebtedness that may be incurred by the Company.

INFORMATION CONCERNING THE PREFERRED SECURITIES GUARANTEE TRUSTEE

  Each Preferred Securities Guarantee Trustee, prior to the occurrence of a default with respect to the related Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in the Preferred Securities Guarantee and, after default with respect to that Preferred Securities Guarantee, shall exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to such provision, a Preferred Securities Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Preferred Securities Guarantee at the request of any holder of related Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

  Each Preferred Securities Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                           AND STOCK PURCHASE UNITS

  The Company may issue Stock Purchase Contracts, representing contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and either (x) Senior Debt Securities, Senior Subordinated Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities, (y) debt obligations of third parties, including U.S. Treasury securities or (z) Preferred Securities of a McKesson Trust securing the holder's obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances the Company may deliver newly issued prepaid stock purchase contracts ("Prepaid Securities") upon release to a holder of any collateral securing such holder's obligations under the original Stock Purchase Contract.

  The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, Prepaid Securities. The description in the Prospectus Supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such Stock Purchase Contracts or Stock Purchase Units and, if applicable, the Prepaid Securities and the document pursuant to which such Prepaid Securities will be issued.

GOVERNING LAW

  Each Stock Purchase Contract will be governed by, and construed in accordance with, the laws of the State of New York.

                             PLAN OF DISTRIBUTION

  The Company and/or McKesson Trust may sell the Offered Securities directly or through agents, underwriters or dealers.

  Offers to purchase Offered Securities may be solicited by agents designated by the Company and/or a McKesson Trust from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or a McKesson Trust to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment, The Company and/or a McKesson Trust may also sell Offered Securities to an agent as principal. Agents may be entitled to, under agreements which may be entered into with the Company and/or a McKesson Trust, indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  If any underwriters are utilized in the sale of Offered Securities in respect of which this Prospectus is delivered, the Company and/or a McKesson Trust will enter into an underwriting agreement with such underwriters and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Company and/or a McKesson Trust will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  Offered Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("Remarketing firms"), acting as principals for their own accounts or as agents for the Company and/or a McKesson Trust. Any Remarketing firm will be identified and the terms of its agreement, if any, with the Company and/or a McKesson Trust and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Offered Securities remarketing thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company and/or a McKesson Trust to indemnification by the Company and/or a McKesson Trust against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company and/or a McKesson Trust in the ordinary course of business.

  If so indicated in the Prospectus Supplement, the Company and/or a McKesson Trust will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase Offered Securities from the Company and/or a McKesson Trust at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

                                 LEGAL MATTERS

  Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Offered Securities of McKesson will be passed upon for McKesson by Ivan D. Meyerson, Vice President and General Counsel of McKesson, and by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.

                                    EXPERTS

  The consolidated financial statements of the Company and the related financial statement schedule incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 and the consolidated financial statements of FoxMeyer for the year ended March 31, 1996 incorporated in this Registration Statement by reference from McKesson's Current Report on Form 8-K/A filed with the Commission on April 28, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated herein by reference, (which report dated May 18, 1998 on McKesson's consolidated financial statements expresses an unqualified opinion and which report on FoxMeyer's consolidated financial statements dated June 28, 1996 (March 18, 1997 as to paragraph seven of Note Q), expresses an unqualified opinion and includes an explanatory paragraph relating to the sale of the principal assets of FoxMeyer and its Chapter 7 bankruptcy filing). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

   SEC registration fee............................................. $  221,250
   Printing and engraving...........................................    200,000
   Legal fees and expenses..........................................    150,000
   Fees of accountants..............................................    100,000
   Fees of trustee..................................................     50,000
   Blue Sky fees and expenses.......................................     10,000
   Rating agency fees...............................................    250,000
   Miscellaneous....................................................    268,750
                                                                     ----------
     Total.......................................................... $1,250,000
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article VIII of the Restated By-Laws of the Company (the "Bylaws"), in accordance with the provisions of Section 145 of the General Corporation Law of Delaware (the "Delaware Corporation Law"), provides that the Company shall indemnify any person in connection with any threatened, pending or completed legal proceeding (other than a legal proceeding by or in the right of the Company) by reason of the fact that he is or was a director of officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such legal proceeding if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any a criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding is by or in the right of the Company, the director or officer may be indemnified by the Company against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such legal proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that he may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the Company unless a court determines otherwise.

  Article VIII of the Company's By-Laws allows the Company to maintain director and officer liability insurance on behalf of any person who is or was a director or officer of the Company or such person who serves or served as director, officer, employee or agent of another corporation, partnership or other enterprise at the request of the Company.

  Article VI of the Company's Restated Certificate of Incorporation, in accordance with Section 102(b)(7) of the Delaware Corporation Law, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (1) for any breach of his duty of loyalty to the Company or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

  Each Declaration of Trust (a "Declaration") of a McKesson Trust provides that no Trustee, affiliate of any Trustee or any officers, directors, stockholders, members, partners, employees, representatives or agents of any Trustee or any employee or agent of such McKesson Trust or its affiliates (each, an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any employee or agent of such McKesson Trust or its affiliates, or any officers, directors, shareholders, employees, representatives or agents of the Company or its affiliates or to any holders of Trust Securities of such McKesson Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such McKesson Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration of such McKesson Trust or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Institutional Trustee of such McKesson Trust, negligence) or willful misconduct with respect to such acts or omissions. Each Declaration also provides that, to the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such McKesson Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Institutional Trustee of such McKesson Trust, negligence) or willful misconduct with respect to such acts or omissions. Each Declaration further provides that to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or the final disposition of such claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified pursuant to such Declaration.

ITEM 16. LIST OF EXHIBITS.

 EXHIBIT
 -------
  1.1**  Form of Underwriting Agreement (Debt).
  1.2**  Form of Underwriting Agreement (Equity).
  1.3*   Form of Underwriting Agreement (Preferred Securities).
  1.4*   Form of Underwriting Agreement (Stock Purchase Contracts).
  1.5*   Form of Underwriting Agreement (Stock Purchase Units).
  3.1    Restated Certificate of Incorporation of the Company (Exhibit 3.1(1)).
  3.2    Restated Bylaws of the Company as amended through May 30, 1997
         (Exhibit 3.1 (2)).
  3.3    Rights Agreement, dated as of October 21, 1994, by and between the
         Company and First Chicago Trust Company of New York as Rights Agent
         (Exhibit 4.1( 3)).
  4.1**  Form of Indenture.
  4.2**  Certificate of Trust of McKesson Financing Trust II.
  4.3**  Certificate of Trust of McKesson Financing Trust III.
  4.4**  Certificate of Trust of McKesson Financing Trust IV.
  4.5**  Declaration of Trust of McKesson Financing Trust II.
  4.6**  Declaration of Trust of McKesson Financing Trust III.
  4.7**  Declaration of Trust of McKesson Financing Trust IV.
  4.8**  Form of Amended and Restated Declaration of Trust of McKesson
         Financing Trust II.
  4.9**  Form of Amended and Restated Declaration of Trust of McKesson
         Financing Trust III.
  4.10** Form of Amended and Restated Declaration of Trust of McKesson
         Financing Trust IV.
  4.11** Form of Warrant (Stock).

 EXHIBIT
 -------
  4.12** Form of Warrant (Debt).
  4.13** Form of Preferred Securities Guarantee Agreement with respect to
         Preferred Securities to be issued by McKesson Financing Trust II.
  4.14** Form of Preferred Securities Guarantee Agreement with respect to
         Preferred Securities to be issued by McKesson Financing Trust III.
  4.15** Form of Preferred Securities Guarantee Agreement with respect to
         Preferred Securities to be issued by McKesson Financing Trust IV.
  4.16*  Form of Purchase Contract Agreement.
  4.17*  Form of Pledge Agreement.
  4.18** Form of Deposit Agreement.
  5.1**  Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the Debt Securities, Common Stock, Preferred Stock, Warrants,
         Preferred Securities, Preferred Securities Guarantees, Stock Purchase
         Contracts and Stock Purchase Units being registered hereby.
 12.1**  Computation of Ratio of Earnings to Fixed Charges and Earnings to
         Combined Fixed Charges and Preferred Stock Dividends of McKesson
         Corporation.
 23.1**  Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
         Exhibit 5.1).
 23.2**  Independent Auditors' Consent.
 24***   Power of Attorney.

--------
(1) Incorporated by reference to designated exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, as amended by Amendment No. 1 on Form 10-K/A, filed on February 13, 1997, File No. 1-3252.

(2) Incorporated by reference to designated exhibit to the Company's Current Report on Form 8-K filed with the Commission June 24, 1997, File No. 1-13252.

(3) Incorporated by reference to designated exhibit to Amendment No. 3 to the Company's Registration Statement on Form 10 filed with the Commission on October 27, 1994, File No. 1-13252.

(4) Incorporated by reference to designated exhibit to the Company's Registration Statement on Form S-4 filed with the Commission on July 8, 1997, File No. 333-30899.

  * To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.

 ** Filed herewith.

*** Previously filed.

ITEM 17. UNDERTAKINGS.

  The undersigned registrants hereby undertake:

  (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered thereby, and for the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such.

    (d)(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430(A) and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

    (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 30th day of June, 1998.

                                          McKESSON CORPORATION

                                              /s/ Richard H. Hawkins
                                          By: ___________________________

                                             Name: Richard H. Hawkins
                                             Title: Vice President and Chief
                                              Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

              SIGNATURE                        TITLE                  DATE
              ---------                        -----                  ----
                  *                     President and Chief       June 30, 1998
 ____________________________________        Executive
            Mark A. Pulido              Officer and Director
                                        (principal executive
                                              officer)

                  *                      Vice President and       June 30, 1998
 ____________________________________ Chief Financial Officer
          Richard H. Hawkins            (principal financial
                                              officer)

                  *                          Controller           June 30, 1998
 ____________________________________  (principal accounting
          Heidi E. Yodowitz                   officer)

                  *                           Director            June 30, 1998
 ____________________________________
         Mary G. F. Bitterman

                  *                           Director            June 30, 1998
 ____________________________________
          Tully M. Friedman

                  *                           Director            June 30, 1998
 ____________________________________
          John M. Pietruski

                  *                           Director            June 30, 1998
 ____________________________________
          David S. Pottruck

                  *                           Director            June 30, 1998
 ____________________________________
          Carl E. Reichardt

                  *                          Director;            June 30, 1998
 ____________________________________  Chairman of the Board
          Alan Seelenfreund

              SIGNATURE                 TITLE          DATE
              ---------                 -----          ----
                  *                   Director     June 30, 1998
 ____________________________________
             Jane E. Shaw

                  *                   Director     June 30, 1998
 ____________________________________
       Robert H. Waterman, Jr.

 *By:    /s/ Nancy A. Miller
   ___________________________________
             Nancy A. Miller
             Attorney-in-fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, McKesson Financing Trust II, McKesson Financing Trust III and McKesson Financing Trust IV, each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 30, 1998.

                                          McKESSON FINANCING TRUST II

                                          By: McKesson Corporation, as Sponsor

                                             /s/ Nancy A. Miller
                                          By: _________________________________
                                            Name: Nancy A. Miller
                                            Title: Vice President and
                                             Corporate Secretary

                                          McKESSON FINANCING TRUST III

                                          By: McKesson Corporation, as Sponsor

                                             /s/ Nancy A. Miller
                                          By: _________________________________
                                            Name: Nancy A. Miller
                                            Title: Vice President and
                                             Corporate Secretary

                                          McKESSON FINANCING TRUST IV

                                          By: McKesson Corporation, as Sponsor

                                             /s/ Nancy A. Miller
                                          By: _________________________________
                                            Name: Nancy A. Miller
                                            Title: Vice President and
                                             Corporate Secretary

                                 EXHIBIT INDEX

                                                                  SEQUENTIALLY
 EXHIBIT                                                            NUMBERED
 NUMBER                   DOCUMENT DESCRIPTION                        PAGE
 -------                  --------------------                    ------------
  1.1**  Form of Underwriting Agreement (Debt).
  1.2**  Form of Underwriting Agreement (Equity).
  1.3*   Form of Underwriting Agreement (Preferred Securities).
  1.4*   Form of Underwriting Agreement (Stock Purchase
         Contracts).
  1.5*   Form of Underwriting Agreement (Stock Purchase Units).
  3.1    Restated Certificate of Incorporation of the Company
         (Exhibit 3.1(1)).
  3.2    Restated Bylaws of the Company as amended through May
         30, 1997 (Exhibit 3.1 (2)).
  3.3    Rights Agreement, dated as of October 21, 1994, by and
         between the Company and First Chicago Trust Company of
         New York as Rights Agent (Exhibit 4.1(3)).
  4.1**  Form of Indenture.
  4.2**  Certificate of Trust of McKesson Financing Trust II.
  4.3**  Certificate of Trust of McKesson Financing Trust III.
  4.4**  Certificate of Trust of McKesson Financing Trust IV.
  4.5**  Declaration of Trust of McKesson Financing Trust II.
  4.6**  Declaration of Trust of McKesson Financing Trust III.
  4.7**  Declaration of Trust of McKesson Financing Trust IV.
  4.8**  Form of Amended and Restated Declaration of Trust of
         McKesson Financing Trust II.
  4.9**  Form of Amended and Restated Declaration of Trust of
         McKesson Financing Trust III.
  4.10** Form of Amended and Restated Declaration of Trust of
         McKesson Financing Trust IV.
  4.11** Form of Warrant (Stock).
  4.12** Form of Warrant (Debt).
  4.13** Form of Preferred Securities Guarantee Agreement with respect to Preferred Securities to be issued by
         McKesson Financing Trust II.
  4.14** Form of Preferred Securities Guarantee Agreement with respect to Preferred Securities to be issued by
         McKesson Financing Trust III.
  4.15** Form of Preferred Securities Guarantee Agreement with respect to Preferred Securities to be issued by
         McKesson Financing Trust IV.
  4.16*  Form of Purchase Contract Agreement.
  4.17*  Form of Pledge Agreement.
  4.18** Form of Deposit Agreement.
  5.1**  Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as
         to the legality of the Debt Securities, Common Stock,
         Preferred Stock, Warrants, Preferred Securities,
         Preferred Securities Guarantees, Stock Purchase
         Contracts and Stock Purchase Units being registered
         hereby.
 12.1**  Computation of Ratio of Earnings to Fixed Charges and
         Earnings to Combined Fixed Charges and Preferred Stock
         Dividends of McKesson Corporation.
 23.1**  Consent of Skadden, Arps, Slate, Meagher & Flom LLP
         (included in Exhibit 5.1).
 23.2**  Independent Auditors' Consent.
 24***   Power of Attorney.

--------
(1) Incorporated by reference to designated exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, as amended by Amendment No. 1 on Form 10-K/A, filed on February 13, 1997, File No. 1-3252.

(2) Incorporated by reference to designated exhibit to the Company's Current Report on Form 8-K filed with the Commission June 24, 1997, File No. 1-13252.

(3) Incorporated by reference to designated exhibit to Amendment No. 3 to the Company's Registration Statement on Form 10 filed with the Commission on October 27, 1994, File No. 1-13252.

(4) Incorporated by reference to designated exhibit to the Company's Registration Statement on Form S-4 filed with the Commission on July 8, 1997, File No. 333-30899.

 * To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.

** Filed herewith.

*** Previously filed.